Exhibit (a)(5)(ix)

[Reference translation — in case of any discrepancy, the original Japanese version shall prevail.]

September 16, 2020

SoftBank Corp.

NAVER J. Hub Corporation

Notice Concerning the Results of the Joint Tender Offer for Shares of LINE Corporation

(Securities Code: 3938)

SoftBank Corp. (hereinafter, “SoftBank”) and NAVER J. Hub Corporation (hereinafter, “NAVER J. Hub”), a wholly-owned subsidiary of NAVER Corporation (hereinafter, “NAVER”) (hereinafter SoftBank and NAVER J. Hub are individually and/or collectively referred to as the “Tender Offeror”; and SoftBank and NAVER J. Hub are collectively referred to as the “Tender Offerors”) decided on August 3, 2020 to commence a tender offer in Japan pursuant to the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended from time to time, hereinafter, the “Act”) to acquire the shares of (a) common shares of LINE Corporation (Securities Code: 3938, listed on the First Section of Tokyo Stock Exchange, Inc. (hereinafter, “TSE”); hereinafter, the “Target Company”) (such shares, hereinafter, the “Target Company Shares”), (b) the Share Options, (c) the Convertible Bonds, and (d) the ADSs (the “Share Options”, the “Convertible Bonds”, and the “ADSs” are defined in “(3) Class of Share Certificates Subject to the Tender Offer” in “1. Overview of the Tender Offer” below; hereinafter, the Target Company Shares, the Share Options, the Convertible Bonds and the ADSs are referred to collectively as the “Target Company Share Certificates”) (such tender offer, hereinafter, the “Tender Offer”), and had been conducting the Tender Offer since August 4, 2020. As the Tender Offer was completed on September 15, 2020, the Tender Offerors hereby announce the results thereof as follows.

Concurrently with the Tender Offer, the Tender Offerors implemented a tender offer in the United States (hereinafter, the “U.S.”) pursuant to the U.S. Securities Exchange Act of 1934 (as amended from time to time, the “U.S. Securities Exchange Act”) to acquire (a) the Target Company Shares owned by the U.S. residents and (b) the ADSs (hereinafter, the “U.S. Tender Offer”; and the Tender Offer and the U.S. Tender Offer are collectively referred to as the “Japan and U.S. Tender Offers”), which was launched on August 4, 2020 and completed on September 15, 2020. For the overview of the results of the U.S. Tender Offer and the Japan and U.S. Tender Offers, please refer to “3. Overview of the Results of the U.S. Tender Offer and the Japan and U.S. Tender Offers (for Informational Purposes)” below.

1.	Overview of the Tender Offer

(1)	Names and Addresses of the Tender Offerors

Name:	SoftBank Corp.
Address:	1-9-1 Higashi-shimbashi, Minato-ku, Tokyo, Japan

Name:	NAVER J. Hub Corporation
Address:	2-10-44 Kamiosaki, Shinagawa-ku, Tokyo, Japan

(2)	Name of the Target Company

LINE Corporation

(3)	Class of Share Certificates Subject to the Tender Offer

(a)	Common Shares

(b)	Share Options

(i)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on December 11, 2013 (The exercise period shall be from December 17, 2015 to December 16, 2023) (hereinafter, the “4th Series Share Options”)

(ii)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on December 11, 2013 (The exercise period shall be from December 17, 2015 to December 16, 2023) (hereinafter, the “5th Series Share Options”)

(iii)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on February 5, 2014 (The exercise period shall be from February 8, 2016 to February 5, 2024) (hereinafter, the “7th Series Share Options”)

(iv)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on February 5, 2014 (The exercise period shall be from February 8, 2016 to February 5, 2024) (hereinafter, the “8th Series Share Options”)

(v)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on August 1, 2014 (The exercise period shall be from August 9, 2016 to August 8, 2024) (hereinafter, the “10th Series Share Options”)

(vi)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on August 1, 2014 (The exercise period shall be from August 9, 2016 to August 8, 2024) (hereinafter, the “11th Series Share Options”)

(vii)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on September 30, 2014 (The exercise period shall be from November 1, 2016 to October 31, 2024) (hereinafter, the “13th Series Share Options”)

(viii)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on September 30, 2014 (The exercise period shall be from November 1, 2016 to October 31, 2024) (hereinafter, the “14th Series Share Options”)

(ix)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “16th Series Share Options”)

(x)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “17th Series Share Options”)

(xi)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “18th Series Share Options”)

(xii)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “19th Series Share Options”)

(xiii)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on June 26, 2017 (The exercise period shall be from July 18, 2018 to July 18, 2027) (hereinafter, the “20th Series Share Options”)

(xiv)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on July 9, 2019 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “22nd Series Share Options”)

(xv)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on July 9, 2019 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “23rd Series Share Options”)

(xvi)

Share options issued based on the resolution of the board of directors meeting of the Target Company held on July 9, 2019 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “24th Series Share Options”)

(xvii)

Share options issued based on the resolutions of the board of directors meetings of the Target Company held on July 9, 2019 and March 30, 2020 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “25th Series Share Options”; the share options listed in (i) through (xvii) above are collectively referred to as the “Share Options”.)

(c)	Convertible Bonds

(i)	Euroyen convertible bonds due in 2023 issued based on the resolution of the board of directors of the Target Company held on September 4, 2018 (hereinafter, the “Convertible Bonds due 2023”)

(ii)

Euroyen convertible bonds due in 2025 issued based on the resolution of the board of directors of the Target Company held on September 4, 2018 (hereinafter, the “Convertible Bonds due 2025”, collectively with the Convertible Bonds due 2023, the “Convertible Bonds”)

(d)	Depositary Receipts for Share Certificates

American depositary shares that are registered and issued by JP Morgan Chase Bank, N.A., which is the depositary bank, in the U.S. and listed on the New York Stock Exchange, each representing the title to one Target Company Share deposited with Mizuho Bank, Ltd., which is the custodian bank of the underlying shares (hereinafter, the “ADSs”).

(Note)

Because the Tender Offer aimed to acquire all of the Target Company Share Certificates and because the Tender Offerors were required to solicit offers to sell all of the Share Certificates issued by the Target Company pursuant to Article 27-2, paragraph (5) of the Act and Article 8, paragraph (5), item (iii) of the Order for Enforcement of the Financial Instruments and Exchange Act of Japan (Cabinet Order No. 321 of 1965, as amended from time to time, hereinafter, the “Order”), the Tender Offerors included the ADS in the class of share certificates subject to the Tender Offer. However, with respect to the ADSs, which are listed securities in the U.S., it has become clear that it is difficult for the Tender Offerors, which are incorporated in Japan, to acquire the ADSs in the Tender Offer, which would be conducted outside of the U.S., given that there are no financial instruments business operators to act as tender offer agents to acquire the ADSs in the Tender Offer. Therefore, the Tender Offerors accepted only tenders of the Target Company Share Certificates other than the ADSs, and did not accept tenders of the ADSs in the Tender Offer.

(4)	Number of Share Certificates to be Purchased

Number of Share Certificates to be Purchased	Lower limit on the Number of Share Certificates to be Purchased	Upper limit on the Number of Share Certificates to be Purchased
88,309,642 shares	— shares	— shares

(Note 1)

The Tender Offerors did not set an upper or lower limit for the number of Share Certificates to be purchased, and the Tender Offerors will purchase all of the Share Certificates tendered in the Tender Offer (hereinafter, the “Tendered Share Certificates”).

(Note 2)

The Tender Offer did not set an upper limit on the number of shares to be purchased, so the number of shares to be purchased is 88,309,642 shares, the maximum number of the Target Company Shares that the Tender Offerors may acquire through the Tender Offer. Such maximum number (88,309,642 shares) is calculated by adding (i) 241,544,142 shares, all the outstanding shares of the Target Company as of June 30, 2020, as stated in the “Consolidated Financial Results (IFRS) for the Six Months Ended June 30, 2020” filed by the Target Company dated July 29, 2020 (hereinafter, the “Target Company Summary of Financial Results for the Second Quarter”), which includes 2,355,197 shares of the underlying shares of the ADSs (the number of shares in case ADSs are converted into the Target Company Shares) and (ii) the total number of the Target Company Shares to be issued upon exercise of all the Share Options existing as of June 30, 2020 (12,000,000 shares) and the Target Company Shares to be issued upon exercise of all share options attached to the Convertible Bonds (19,529,086 shares), and subtracting from the sum of (i) and (ii) (273,073,228 shares) the following: (iii) the aggregate of the total number of the Target Company Shares owned by NAVER (174,992,000 shares) and the Target Company Shares to be issued upon exercise of share options attached to the Convertible Bonds owned by NAVER (9,764,543 shares), and the number calculated by subtracting the number of treasury shares owned by the Target Company as of June 30, 2020 as stated in the Target Summary of Financial Results for the Second Quarter by the parts owned by J-ESOP of the Target Company as of the same day (7,043 shares).

(Note 3)

Shares that comprise less than one unit were also eligible for the Tender Offer. If a right to demand purchase of shares less than one unit was exercised by a shareholder in accordance with the Companies Act (Law No. 86 of 2005, as amended from time to time), the Target Company could purchase the shares in the Target Company during the purchase period of the Tender Offer (hereinafter, the “Tender Offer Period”) in accordance with the procedures under the laws and regulations.

(Note 4)	There is no plan to acquire the treasury shares owned by the Target Company through the Tender Offer.

(Note 5)

The Tender Offerors intend that SoftBank will purchase the number equal to 50% of each type of the Tendered Share Certificates, and NAVER J. Hub will purchase the number equal to the remaining 50% thereof (provided, however, that if there is a fraction in the number of any type of the Tendered Share Certificates that each of the Tender Offerors will purchase, the number of such type of the Tendered Share Certificates that SoftBank will purchase will be rounded up, and the number of such type of the Tendered Share Certificates that NAVER J. Hub will purchase will be rounded down).

(5)	Tender Offer Period

(a)	Tender Offer Period Originally Planned as of the Filing

From August 4, 2020 (Tuesday) through September 15, 2020 (Tuesday) (30 business days)

(b)	Possibility of Extension of the Tender Offer Period upon the Request of the Target Company

Not applicable.

(6)	Tender Offer Prices

(a)	Common Shares

JPY 5,380 per share

(b)	Share Options

(i)	JPY1 per unit of the 4th Series Share Options

(ii)	JPY1 per unit of the 5th Series Share Options

(iii)	JPY1 per unit of the 7th Series Share Options

(iv)	JPY1 per unit of the 8th Series Share Options

(v)	JPY1 per unit of the 10th Series Share Options

(vi)	JPY1 per unit of the 11th Series Share Options

(vii)	JPY1 per unit of the 13th Series Share Options

(viii)	JPY1 per unit of the 14th Series Share Options

(ix)	JPY1 per unit of the 16th Series Share Options

(x)	JPY1 per unit of the 17th Series Share Options

(xi)	JPY1 per unit of the 18th Series Share Options

(xii)	JPY1 per unit of the 19th Series Share Options

(xiii)	JPY1 per unit of the 20th Series Share Options

(xiv)	JPY1 per unit of the 22nd Series Share Options

(xv)	JPY1 per unit of the 23rd Series Share Options

(xvi)	JPY1 per unit of the 24th Series Share Options

(xvii)	JPY1 per unit of the 25th Series Share Options

(c)	Convertible Bonds

(i)	JPY 7,203,820 per a face value of JPY10,000,000 of the Convertible Bonds due 2023

(ii)	JPY 7,155,400 per a face value of JPY10,000,000 of the Convertible Bonds due 2025

(d)	Depositary Receipts for Share Certificates

JPY 5,380 per ADS

2.	Results of the Tender Offer

(1)	Outcome of the Tender Offer

There is no upper or lower limit on the Share Certificates to be purchased. Therefore, the Tender Offerors will purchase all of the Tendered Share Certificates.

(2)	Date of Public Notice of the Results of the Tender Offer, and Name of Newspaper for Public Notice

Pursuant to the provision of Article 27-13, paragraph 1 of the Act, on September 16, 2020 at TSE, the Tender Offerors announced the results of the Tender Offer to the press, in accordance with the methods stipulated in Article 9-4 of the Order and Article 30-2 of the Cabinet Office Order on Disclosure Required for Tender Offer for Shares by Persons Other Than Issuers of Japan (Ministry of Finance Order No. 38 of 1990, as amended from time to time, hereinafter the “Ministry of Finance Order”).

(3)	Number of Purchased Share Certificates

Class of Share Certificates	(a) Number of Tendered Shares after Conversion		(b) Number of Purchased Shares after Conversion
Shares	29,590,198 shares		29,590,198 shares
Share Options	— shares		— shares
Convertible Bonds	— shares		— shares
Beneficiary Rights for Trust Share Certificates ( )	— shares		— shares
Depositary Receipts for Share Certificates (ADSs)	— shares		— shares
Total	29,590,198 shares		29,590,198 shares
(Total Number of Dilutive Share Certificates)	(— shares	)	(— shares	)

(Note 1)

The Tender Offerors intend that SoftBank would purchase the number equal to 50% of each type of the Tendered Share Certificates, and NAVER J. Hub will purchase the number equal to the remaining 50% thereof (provided, however, that if there is a fraction in the number of any type of the Tendered Share Certificates that each of the Tender Offerors will purchase, the number of such type of the Tendered Share Certificates that SoftBank will purchase will be rounded up, and the number of such type of the Tendered Share Certificates that NAVER J. Hub will purchase will be rounded down). The breakdown of “Number of Purchased Shares after Conversion” which SoftBank and NAVER J. Hub have purchased through the Tender Offer is as follows:

Name of the Tender Offeror	Number of Purchased Shares after Conversion
SoftBank	14,795,099 shares
NAVER J. Hub	14,795,099 shares

(Note 2)	The aggregate purchase price for the Tender Offer is JPY 159,195,265,240 and the breakdown thereof for each Tender Offeror is as follows:

Name of the Tender Offeror	Purchase Price
SoftBank	JPY 79,597,632,620
NAVER J. Hub	JPY 79,597,632,620

(4)	Ownership Ratio of Share Certificates after the Purchase

Number of voting rights represented by Share Certificates held by the Tender Offerors before the purchase	—	(Ownership ratio of Share Certificates before the purchase —%)
Number of voting rights represented by Share Certificates held by Special Related Parties before the purchase	1,901,025	(Ownership ratio of Share Certificates before the purchase 69.62%)
Number of voting rights represented by Share Certificates held by the Tender Offerors after the purchase	295,901	(Ownership ratio of Share Certificates after the purchase 10.84%)
Number of voting rights represented by Share Certificates held by Special Related Parties after the purchase	1,852,292	(Ownership ratio of Share Certificates after the purchase 67.83%)
Number of voting rights of all shareholders of the Target Company	2,414,098

(Note 1)

The “Number of voting rights represented by Share Certificates held by Special Related Parties before the purchase” and the “Number of voting rights represented by Share Certificates held by Special Related Parties after the purchase” represent the total number of voting rights represented by the Share Certificates owned by each Special Related Party (excluding those Special Related Parties who are, for the purpose of the calculation of ownership ratio in accordance with each item of Article 27-2(1) of the Act, excluded from the definition of “Special Related Parties” pursuant to Article 3(2)(i) of the Ministry of Finance Order).

(Note 2)

The “Number of voting rights of all shareholders of the Target Company” represents the total number of voting rights of all shareholders as of June 30, 2020, as stated in the Quarterly Report for the Second Quarter of the 21st Fiscal Year submitted on August 7, 2020 by the Target Company (on the basis that one unit consists of 100 shares). However, as shares constituting less than one unit, the Share Options, and the Convertible Bonds were also subject to the Tender Offer, the “Ownership ratio of Share Certificates before the purchase” and “Ownership ratio of Share Certificates after the purchase” are calculated on the basis that the denominator is 2,730,661 voting rights, which are represented by 273,066,185 shares, calculated by first subtracting from the aggregate number of issued shares (241,544,142 shares) of the Target Company as of June 30, 2020 stated in the Target Company Summary of Financial Results for the Second Quarter the number calculated by subtracting from the number of treasury shares of the Target Company the ones owned by J-ESOP (7,043 shares), in each case as of June 30, 2020, as stated in the Target Company Summary of Financial Results for the Second Quarter (which shall be 241,537,099 shares), and then adding the number of the Target Company Shares to be issued by the Share Options (109,360 units) as of June 30, 2020 (12,000,000 shares) and the number of Target Company Shares to be issued by the share options (14,632 units) attached to the Convertible Bonds (19,529,086 shares) as of June 30, 2020.

(Note 3)	“Ownership ratio of Share Certificates before the purchase” and “Ownership ratio of Share Certificates after the purchase” have been rounded off to the second decimal place.

(Note 4)

The above (Note 1) through (Note 3) apply to “(2) Ownership Ratio of Share Certificates after the Purchase (Through the Japan and U.S. Tender Offers)” in “3. Overview of the Results of the U.S. Tender Offer and the Japan and U.S. Tender Offers (for Informational Purposes)” below.

(5)	Calculation in the Case Where Purchases will be Conducted by the Proportional Distribution Method

Not applicable.

(6)	Methods of Settlement

(a)	Name and Address of the Head Office of the Financial Instruments Business Operators or Banks in Charge of the Settlement for the Purchase Through the Tender Offer

Nomura Securities Co., Ltd.	1-9-1, Nihombashi, Chuo-ku, Tokyo

(b)	Commencement Date of Settlement of the Tender Offer

September 24, 2020 (Thursday)

(c)	Methods of Settlement

A notice with respect to the purchase through the Tender Offer will be mailed (by post) to the address of each of the persons who consented to the offer of purchase or offer sale of the Share Certificates (excluding the ADSs) in the Tender Offer (hereinafter, the “Tendering Shareholders”) (or the standing proxy in the case of the Foreign Shareholders) without delay after the expiration of the Tender Offer Period.

Payment of the purchase price will be made in cash. The Tendering Shareholders are entitled to receive the purchase price for the shares sold in the Tender Offer without delay on or after the commencement date of settlement in a manner designated by the Tendering Shareholders, such as remittance (a remittance fee may be charged).

3.	Overview of the Results of the U.S. Tender Offer and the Japan and U.S. Tender Offers (for Informational Purposes)

553,700 shares of the Target Company Shares and 1,090,772 of the ADSs (the number of underlying shares of the Target Company Shares in such ADSs: 1,090,772 shares) were tendered in the U.S. Tender Offer that the Tender Offerors conducted concurrently with the Tender Offer, and the Tender Offerors intend to purchase all of such Target Company Shares and ADSs.

Accordingly, the “Number of Purchased Share Certificates” and “Ownership Ratio of Share Certificates after the Purchase” of the Japan and U.S. Tender Offers, on the basis of the results of the Tender Offer and U.S. Tender Offer, are respectively as follows.

(1)	Number of Purchased Share Certificates (Through the Japan and U.S. Tender Offers)

Class of Share Certificates	(a) Number of Tendered Shares after Conversion	(b) Number of Purchased Shares after Conversion
Shares	30,143,898 shares	30,143,898 shares
Share Options	— shares	— shares
Convertible Bonds	— shares	— shares
Beneficiary Rights for Trust Share Certificates ( )	— shares	— shares
Depositary Receipts for Share Certificates (ADSs)	1,090,772 shares	1,090,772 shares
Total	31,234,670 shares	31,234,670 shares
(Total Number of Dilutive Share Certificates)	(1,090,772 shares)	(1,090,772 shares)

(Note 1)	The breakdown of “Number of Purchased Shares after Conversion” which SoftBank and NAVER J. Hub have purchased through the Japan and U.S. Tender Offers is as follows:

Name of the Tender Offeror	Number of Purchased Shares after Conversion
SoftBank	15,617,335 shares
NAVER J. Hub	15,617,335 shares

(Note 2)	The aggregate purchase price for the Japan and U.S. Tender Offers is JPY 168,042,524,600 and the breakdown thereof for each Tender Offeror is as follows:

Name of the Tender Offeror	Purchase Price
SoftBank	JPY 84,021,262,300
NAVER J. Hub	JPY 84,021,262,300

The purchase price of each ADS and purchase price of each Target Company Share in the U.S. Tender Offer are both the same (JPY 5,380) as the purchase price of each Target Company Share in the Tender Offer (hereinafter, the “Tender Offer Price”), and the above purchase price has been calculated in JPY on this basis. However, the settlement of the ADSs tendered in the U.S. Tender Offer will be made in USD. Such settlement of the ADSs in the U.S. Tender Offer in USD will be made by converting JPY 5,380, the Tender Offer Price, into USD based on the spot USD / JPY exchange rate at 10 a.m. on the business day following the expiration of the purchase period of the Japan and U.S. Tender Offers, as reported by Bloomberg L.P. (rounded to the nearest whole cent), and thus each ADS will be settled for USD 51.06 per share. Meanwhile, the settlement of the Target Company Shares in the U.S. Tender Offer will be made in JPY.

(2)	Ownership Ratio of Share Certificates after the Purchase (Through the Japan and U.S. Tender Offers)

Number of voting rights represented by Share Certificates held by the Tender Offerors before the purchase	—	(Ownership ratio of Share Certificates before the purchase —%)
Number of voting rights represented by Share Certificates held by Special Related Parties before the purchase	1,901,025	(Ownership ratio of Share Certificates before the purchase 69.62%)
Number of voting rights represented by Share Certificates held by the Tender Offerors after the purchase	312,346	(Ownership ratio of Share Certificates after the purchase 11.44%)
Number of voting rights represented by Share Certificates held by Special Related Parties after the purchase	1,852,292	(Ownership ratio of Share Certificates after the purchase 67.83%)
Number of voting rights of all shareholders of the Target Company	2,414,098

4.	Policies after the Tender Offer and Future Outlook

With regard to the policies after the Tender Offer, no changes have been made to the details stated in the “Notice Concerning the Commencement of the Joint Tender Offer for Shares of LINE Corporation (Securities Code: 3938)”, which was announced by the Tender Offerors on August 3, 2020.

Meanwhile, since the Tender Offerors failed to acquire all of the Target Company Share Certificates through the Japan and U.S. Tender Offers, including the Tender Offer, the Tender Offerors intend to implement a series of procedures, such that NAVER and the Tender Offerors will become the only shareholders of the Target Company.

In addition, the Japan and U.S. Tender Offers, including the Tender Offer, were conducted as part of a series of transactions to realize the business integration of Z Holdings Corporation (Securities Code: 4689, listed on the First Section of TSE; hereinafter, “ZHD”), a consolidated subsidiary of SoftBank, and its subsidiaries and the Target Company and its subsidiaries (hereinafter, the “Business Integration”). For the future schedule for the implementation of the Business Integration, please refer to the “Announcement Regarding Schedule for Implementation of the Business Integration” which was announced by SoftBank, NAVER, ZHD and the Target Company on August 3, 2020.

5.	Location at Which a Copy of Tender Offer Report is Available to the Public

SoftBank Corp.:	1-9-1 Higashi-shimbashi, Minato-ku, Tokyo, Japan

NAVER J. Hub Corporation:	2-10-44 Kamiosaki, Shinagawa-ku, Tokyo, Japan

Tokyo Stock Exchange, Inc.:	2-1 Nihombashi Kabuto-cho, Chuo-ku, Tokyo, Japan

End.

This press release contains “forward-looking statements” as defined in Article 27A of the U.S. Securities Act of 1933, as amended, and Article 21E of the U.S. Securities Exchange Act of 1934. Actual results might be materially different from the express or implied predictions, including the “forward-looking statements” contained herein due to known or unknown risks, uncertainties, or any other factors. Neither the Tender Offerors, the Target Company, nor their respective affiliates assure that such express or implied predictions, including the “forward-looking statements” contained herein, will be achieved. The “forward-looking statements” contained in this press release have been prepared based on the information possessed by the Tender Offerors and the Target Company as of the date hereof, and unless otherwise required under applicable laws and regulations, neither the Tender Offerors, the Target Company, nor any of their affiliates assume any obligation to update or revise such statements to reflect any future events or circumstances.